UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

July 17, 2014

CELATOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54852	20-2680869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 PrincetonSouth Corporate Center Suite 180 Ewing, New Jersey	08628
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 243-0123

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 of Form 8-K.

The Company has prepared presentation materials (the “Analyst Day Presentation”) that management may use from time to time on or after July 17, 2014, in presentations about the Company. The Company may use the Analyst Day Presentation, possibly with modifications, in presentations to current and potential investors, business partners, vendors, employees and others with an interest in the Company and its business.

The information contained in the Analyst Day Presentation is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company may make by press release or otherwise from time to time. The Analyst Day Presentation speaks as of the date of this Form 8-K current report and the Company specifically disclaims any obligation to update the Analyst Day Presentation.

By furnishing this Form 8-K current report and furnishing the Analyst Day Presentation, the Company makes no admission as to the materiality of any information in this Form 8-K current report, including without limitation the Analyst Day Presentation. The Analyst Day Presentation may contain forward-looking statements. See the Analyst Day Presentation for a discussion of certain forward-looking statements that may be included therein and the risks and uncertainties related thereto.

The Analyst Day Presentation is furnished as Exhibit 99.1 and a related press release is furnished as Exhibit 99.2  to this Form 8-K current report and each is incorporated herein by reference. The information set forth in this Form 8-K current report, including without limitation the Analyst Day Presentation and the press release, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Analyst Day Presentation dated July 17, 2014.

99.2	Press release dated July 17, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELATOR PHARMACEUTICALS, INC.

By:	/s/ Fred M. Powell
Fred M. Powell,
Vice President and Chief Financial Officer

Date: July 17, 2014